                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant / /

     Filed by a party other than the registrant /X/

     Check the appropriate box:

     / / Preliminary proxy statement

     /X/ Definitive proxy statement

     / / Definitive additional materials

     /X/ Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                         BUTLER MANUFACTURING COMPANY
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
                         BUTLER MANUFACTURING COMPANY
- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).

     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transactions applies:

- --------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1

- --------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

- --------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

- --------------------------------------------------------------------------------

     (3) Filing party:

- --------------------------------------------------------------------------------

     (4) Date filed:

- --------------------------------------------------------------------------------
- -------------------------
1Set forth the amount on which the filing fee is calculated and state how it was determined.

                          BUTLER MANUFACTURING COMPANY
                          BMA Tower - Penn Valley Park
                               (P.O. Box 419917)
                        Kansas City, Missouri 64141-0917

                                 March 9, 1994

                          NOTICE  OF  ANNUAL  MEETING
                             AND  PROXY  STATEMENT

To the Stockholders:

    The annual meeting of stockholders of Butler Manufacturing Company will be held at Atkins Auditorium, Nelson-Atkins Museum of Art, 4525 Oak Street, Kansas City, Missouri, on Tuesday, April 19, 1994, beginning at 10:00 a.m., local time for the following purposes:

    1.   To elect three directors each for a three year term expiring in 1997;

    2. To transact such other business as may properly come before the meeting.

    Holders of Common Stock of record on the books of the Company at the close of business on February 21, 1994, will be entitled to vote at the meeting or any adjournment thereof.

    STOCKHOLDERS ARE REQUESTED TO COMPLETE, SIGN, DATE AND MAIL PROMPTLY IN THE ENCLOSED ENVELOPE THE ACCOMPANYING PROXY SO THAT, IF YOU ARE UNABLE TO ATTEND THE MEETING, YOUR SHARES MAY NEVERTHELESS BE VOTED.

                                             By Order of the Board of Directors,

                                             ROBERT H. WEST
                                             Chairman of the Board

                                             RICHARD O. BALLENTINE
                                             Vice President, General Counsel
                                             and Secretary

                                PROXY  STATEMENT

    This Proxy Statement is being furnished in connection with the solicitation of proxies for use at the Company's 1994 annual meeting of stockholders on April 19, 1994, as set forth in the preceding Notice. It is expected that this Proxy Statement and enclosed form of Proxy will be mailed to stockholders commencing March 9, 1994. A returned Proxy will not be exercised if you attend the meeting and choose to cast a ballot, or if you should otherwise give written notice of revocation at any time before it is exercised.

    Holders of Common Stock of record at the close of business on February 21, 1994, are entitled to vote at the meeting. As of February 21, 1994, there were 4,757,905 shares of Common Stock outstanding, each share being entitled to one vote. As of February 21, there were no shares of Class A or Class 1 Preferred Stock issued or outstanding.

    The complete mailing address of the Company's principal executive offices is BMA Tower (P. O. Box 419917), Penn Valley Park, Kansas City, Missouri 64141-0917.


                       ELECTION  OF  CLASS  B  DIRECTORS

NOMINEES.

    This year's annual meeting is being called primarily for the election of three Class B Directors, each for terms of three years expiring at the Annual Meeting of Stockholders for 1997. The terms of the other two classes of directors do not expire until 1995 (Class C) and 1996 (Class A). Persons elected as directors continue to hold office until their terms expire or until their successors are elected and are qualified.

    Each nominee has consented to be named and to serve if elected. Mr. Cook and Ms. Rogala have served as directors since the last annual meeting of stockholders. Mr. Reintjes has been nominated to replace Robert L. Geddes who
will retire upon completion of his current term.   If for any reason any should
not be available or able to serve, the proxies will exercise discretionary authority to vote for substitutes proposed by the Board of Directors of the Company.

                            CLASS  B  NOMINEES
                            (TERMS WILL EXPIRE 1997)

                          ROBERT E. COOK

                          President and Chief Executive Officer of American
- -------------------       Yard Products, Inc.; Chairman of the Audit Committee
                          and member of the Compensation & Stock Incentive Committee.

      [Photo]                 Cook, age 50, has been a director since July,
                          1987. He has been President and Chief Executive Officer of American Yard Products, Inc. (formerly Roper Corporation), a manufacturer of outdoor power
- ------------------        equipment, since 1983 and Chief Executive Officer
                          since 1985.



                          JUDITH A. ROGALA
- -------------------
                          Chief Executive Officer and President of EQ-The Environmental Quality Company; Chairman of the Pension Committee and member of the Compensation & Stock Incentive Committee.

      [Photo]                 Rogala, age 52, a director since 1989, has been
                          CEO and President of EQ-The Environmental Quality Company, a management services company for several
- -------------------       affiliated companies specializing in hazardous and
                          solid waste management, energy recovery and hydraponic agriculture, since 1992. From 1990 to 1992, she was the CEO and President of Flagship Express, Inc., a holding Company and Flagship Express Services, Inc., an air express company. From 1980 to 1990, Ms. Rogala was a Senior Vice President for Federal Express Corporation. She is a member of the Board of Advisors, Dry Storage Corporation.


- -------------------       ROBERT J. REINTJES, SR.

                          President and Chief Executive Officer, Geo. P. Reintjes Co., Inc.

      [Photo]                 Reintjes, age 62, has been President and Chief
                          Executive Officer of Geo. P. Reintjes Co., Inc. of Kansas City, Missouri for over 20 years. Geo. P. Reintjes Co., Inc. is a specialty contracting firm
- -------------------       which installs refractories and weld overlay in basic
                          industries. He is also a director of Midwest Grain Products, Inc. and Commerce Bank of Kansas City, N.A. and is a trustee of the Francis Families Foundation and Midwest Research Institute. He is President of the Kansas City Crime Commission.

                              CLASS  C  DIRECTORS
                              (TERMS EXPIRE 1995)

                          ALAN M. HALLENE

- -----------------         President, Montgomery Elevator International; Member
                          of the Audit and Compensation & Stock Incentive Committees.

      [Photo]                 Hallene, age 65, has been a Director since 1979.
                          He has been a director of Montgomery Elevator Company since 1960 and President, Montgomery Elevator
- -----------------         International since 1989.  From 1968 to 1989, he was
                          President of Montgomery Elevator Company.  Mr.
                          Hallene is also a director of Pella Corporation, John
                          D. and Catherine T. MacArthur Foundation, First Midwest Bancorp and University of Illinois
                          Foundation. He is a trustee of the Butterworth Memorial Trust.



                          GEORGE  E. POWELL, JR.

- -----------------         Chairman of the Board, Yellow Freight System, Inc.;
                          Member of the Board Organization, Executive and Pension Committees.

      [Photo]                 Powell, age 67, has been a Director since 1965.
                          Mr. Powell has been Chairman of the Board of Yellow Freight System, Inc., a motor carrier, since 1968.
                          He is President of Powell Gardens, Inc., a trustee of
- -----------------         Midwest Research Institute and a Director of the
                          Kansas City Symphony.





                          ROBERT H. WEST

- -----------------         Chairman of the Board and Chief Executive Officer;
                          Chairman of the Executive Committee and member of the Board Organization Committee.

      [Photo]                 West, age 55, has been a Director since 1975.  He
                          joined Butler in 1968, became President in 1978 and Chairman of the Board in 1986. Mr. West is a
- -----------------         director of Commerce Bancshares, Inc., Santa Fe
                          Pacific Corp., Kansas City Power & Light Company, and St. Luke's Hospital. He is a trustee of the University of Missouri at Kansas City.

                              CLASS  A  DIRECTORS
                              (TERMS EXPIRE 1996)

                          HAROLD G. BERNTHAL

- -------------------       Chairman, CroBern, Inc., Member of the Audit and
                          Board Organization Committees.

      [Photo]                 Bernthal, age 65, has been a Director since 1979.
                          He has been Chairman of CroBern, Inc., a health care management and investment company, since 1986. Mr. Bernthal served as Vice Chairman, President and Chief
- -------------------       Operating Officer of American Hospital Supply
                          Corporation from 1974 through 1985. He is also a director of Nalco Chemical Company and National Standard Company and a Governing Member, Chicago Symphony Orchestra.


                          C. L. WILLIAM HAW

- -------------------       President and Chief Executive Officer of National
                          Farms, Inc. Chairman of the Compensation and Stock Incentive Committee and a member of the Pension and Executive Committees.

      [Photo]                 Haw, age 55, has been a Director since 1983.  He
                          has been employed as the President and Chief
                          Executive Officer of National Farms, Inc., a
- -------------------       diversified agricultural production company, since
                          1974. He is also a director of Commerce Bank of Kansas City, N.A. and an Executive Committee member of the American Royal.



                          DONALD H. PRATT

- -------------------       President; member of the Executive Committee.

      [Photo]                 Pratt, age 56, has been a Director since 1979.
                          He joined Butler in 1965, became Executive Vice President in 1980, and President of the Company in 1986. Mr. Pratt is also a director of Union Bancshares, Inc., Wichita, Kansas, and is a trustee of the Kansas City Art Institute and Midwest Research
- -------------------       Institute.

CERTAIN INFORMATION CONCERNING THE BOARD AND ITS COMMITTEES

    The Board has five standing committees: (1) the Audit Committee, (2) the Pension Committee, (3) the Executive Committee, (4) the Board Organization Committee, and (5) the Compensation and Stock Incentive Committee. All committees consist of non-employee directors except the Executive and Board Organization Committees. The primary functions of the committees are described below.

    During 1993, the Board met 5 times and the various committees met as follows: Compensation and Stock Incentive - 2 times; Audit - 2 times; Pension
- - 2 times; Board Organization - 1 time; and the Executive Committee had no meeting. The average attendance at committee and board meetings was 96%. All directors attended 80% or more of the aggregate of all board and committee meetings held during the year.

    Non-employee directors are paid $18,000 per annum, $1,000 for attendance at each board and committee meeting and for attendance in connection with special assignments. Attendance by means of conference telephone is compensated at the rate of $500 per meeting. Travel allowances are provided where appropriate. The Company provides $50,000 of accidental death and of term life insurance for each non-employee director while the director serves as such and thereafter for those who have served for more than ten years. Employee directors receive no director compensation.

    The Audit Committee recommends to the Board an independent accountant to audit the books and records of the Company and its subsidiaries for the year. It also reviews, to the extent it deems appropriate, litigation and pending claims, the scope, plan and findings of the independent accountant's annual audit and internal audits, recommendations of the auditor, the adequacy of internal accounting controls and audit procedures, the Company's audited financial statements, non-audit services performed by the independent auditor, and fees paid to the independent auditor for audit and non-audit services. The Audit Committee also monitors compliance with the Company's policies concerning conflict of interest and business conduct.

    The Pension Committee reviews proposals concerning the adoption of or material changes to Company pension plans, the financial condition of each plan and the investment performance of each investment advisor. It recommends to the Board the amount of the Company's annual contribution to the Employee Stock Ownership Plan. The Committee also recommends to the Board the appointment of plan trustees and approves the appointment of investment advisors and actuaries.

    The Executive Committee acts for the Board of Directors upon matters requiring action before the next Board meeting.

    A description of the Compensation and Stock Incentive Committee's responsibilities is set out on page 7.

    The Board Organization Committee recommends to the Board qualifications for new director nominees, candidates for nomination, the structure of Board committees, the review of director performance and policies concerning compensation and length of service. The Committee considers written recommendations from stockholders concerning these subjects and suggests that they be addressed to the Secretary of the Company. Recommendations for director nominees should provide pertinent information concerning the candidate's background and experience.

NOMINATING PROCEDURES

    The Company's Bylaws establish a procedure for the nomination of candidates for election to the Board of Directors. Nominations may be made at an annual meeting of stockholders pursuant to the Corporation's notice of meeting, by or at the direction of the Board of Directors, or by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice, who is entitled to vote at the meeting and who complied with the notice procedures set forth. Notice of proposed stockholder nominations for election of directors must also be given to the Secretary not less than 70 days nor more than 90 days before the anniversary date of the last annual meeting for annual meetings and not less than ten days after notice to stockholders for any special meeting for the election of Directors. The notice must contain certain information about each proposed nominee, including his/her age, business and residence addresses and principal occupation, the number of shares of capital stock of the Company beneficially owned by the nominee and such other information as would be required to be included in a proxy statement.
Provision is also made for substitution of nominees should a designated nominee be unable or unwilling to stand for election at the meeting. If the Chairman of the meeting of stockholders determines that a nomination was not made in accordance with these procedures, the nomination shall be void. The advance notice requirement permits the Board to inform stockholders in a timely manner about the qualifications of the proposed nominees.

                                 OTHER  MATTERS

    At this time, the Company has no knowledge of any other matters to come before the meeting for action by the stockholders. However, if any other matters come before the meeting, it is the intention of the persons named in the accompanying proxy to vote the proxy in accordance with their judgment.

                   COMPENSATION AND STOCK INCENTIVE COMMITTEE

    The Compensation and Stock Incentive Committee ("Committee") is composed of four independent outside directors. It is the Committee's responsibility to assure that the Company's policies regarding executive compensation are followed, to recommend changes to the policies, to recommend to the Board the compensation of the Chief Executive Officer and of the President, to review compensation plans for other executive officers and management personnel as recommended by the Chief Executive Officer, and to administer the Company's stock incentive plans.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Messrs. Cook, Hallene and Haw and Ms. Rogala serve as members of the Committee. No Committee member is an officer or former officer of the Company. No Committee or board member has been or is an executive of another company on whose board a Butler executive sits.

                       REPORT ON EXECUTIVE COMPENSATION

    Following is the Compensation Committee's Report on the Company's compensation policies and practices with respect to compensation for executive officers.

    COMPENSATION POLICIES APPLICABLE TO BUTLER'S EXECUTIVE OFFICERS.   It is
the Company's policy that executive officers receive total compensation that is appropriate in light of business unit and corporate performance, and the executive's performance in achieving both annual and strategic goals and that is competitive with compensation levels of companies of comparable type and size. Each factor is considered in arriving at total compensation with business unit performance given greater weight for business unit executives and corporate performance for corporate executives.

    Because of the cyclical nature of the Company's business, the Committee's policy is to conservatively manage fixed compensation and emphasize variable, results-oriented compensation, to achieve a competitive total compensation package for executives. The Committee considers total remuneration data on an annual basis to ensure that the Company is appropriately aligned with the market for executive talent. Companies with whom the Committee compares compensation are companies in the same or related industry as the Company and durable goods manufacturing companies of comparable size as surveyed and reported by independent consulting organizations. While the Committee does not attempt to set executive compensation at any particular competitive level, survey data indicates that the Company's executive compensation is usually below the midpoint of the compensation paid by such comparable companies.

    The key elements of executive compensation are base salary, annual bonus and stock options.

    Base salaries for executives are set subjectively within salary ranges which are established for each position based on the surveys mentioned above. Factors typically considered by the Committee in setting base salaries are the CEO's recommendation, individual performance, leadership, tenure and length of time since the last salary adjustment.

    The Company's executive officers are eligible for an annual incentive cash bonus. Bonus amounts are discretionary and are based on corporate affordability and on achievement of business unit and corporate pretax operating earnings objectives. At the beginning of each year, threshold and target levels of pretax operating earnings for the year are established for the Company and each business unit. Normally, no bonus is awarded unless the threshold level of pretax earnings is met. If the threshold level is met, the Committee will consider bonuses ranging from 5 to 50% of annual base pay depending on how close actual pretax operating earnings are to the established targets. The Committee may also consider individual non-financial performance in determining final amounts of any discretionary bonus awards.

    Long-term incentives are provided exclusively through the grant of stock options. Throughout its ninety-one year history, the Company has had a strong tradition of employee stock ownership at all organizational levels. The belief has been that employee stock ownership encourages close identity of interests among shareholders, executives and operating personnel. Stock options are granted at current market price so that executive rewards accrue only as shareholder value increases. The Company believes that as a long-term incentive the Company's stock price provides an appropriate yardstick by which to measure and reward executive performance.

    In setting executive compensation, the Committee takes into account a number of other factors including pension benefits, supplemental retirement benefits, insurance and other benefits, that are described in this Proxy Statement.

Committee's Bases for the CEO's Compensation for 1993 Including the Factors and Criteria Upon Which the CEO's Compensation Was Based. With respect to the salary paid to Mr. West in 1993, the Committee took into consideration, in addition to the factors mentioned above, the following: the annual salaries of chief executive officers of the comparable companies described above; the Company's return to, and level of, profitability in 1992; Mr. West's leadership in setting and effecting the long term strategic growth of the Company; and the fact that Mr. West's salary had not been changed since July 1, 1990.

    In 1993, the Company exceeded its threshold pretax operating earnings goal. Based on these results, Mr. West was awarded a bonus of $80,000, as compared to a bonus of $12,000 for 1992. In awarding this bonus, the Committee also considered Mr. West's role in promoting the long-term strategic growth of the Company and, in particular, the Company's good earnings recovery in a continuing weak market.

    This report is made over the name of each member of the Committee, namely Robert E. Cook, Alan M. Hallene, C.L. William Haw and Judith A. Rogala.

                           SUMMARY COMPENSATION TABLE

    The table below shows all plan and non-plan compensation awarded to, earned by, or paid to the Company's Chief Executive Officer and its four most highly compensated executive officers other than the CEO, for services rendered to the Company and its subsidiaries during the periods indicated.

                                                                                LONG-TERM              ALL OTHER
                                                          ANNUAL               COMPENSATION          COMPENSATION
               NAME AND                                 COMPENSATION          STOCK OPTIONS               ($)
                                                        ------------
               PRINCIPAL POSTION         YEAR       SALARY       BONUS         GRANTED (1)        See Footnotes (2) & (3)
               ----------------------------------------------------------------------------------------------------------
               Robert H. West             1993    $321,000      $80,000           None                 $4,622
               Chairman of the            1992    $310,000      $12,000           None                 $4,715
               Board and Chief            1991    $310,000         None           10,860
               Executive Officer
               Donald H. Pratt            1993    $251,000      $38,000           None                 $2,001
               President                  1992    $242,000      $10,000           None                 $2,033
                                          1991    $242,000         None           12,670
               Richard O. Ballentine      1993    $144,000      $20,000           None                 $3,386
               Vice President,            1992    $140,000       $7,000           None                 $3,362
               General Counsel,           1991    $140,000         None           3,620
               and Secretary
               John J. Holland            1993    $135,000      $34,000           None                 $2,191
               Vice President-            1992    $130,000       $6,500           None                 $1,196
               Finance                    1991    $127,000         None           None
               Richard S. Jarman          1993    $180,000       $8,000           None                 $1,462
               President, Bldgs.          1992    $175,000      $10,000           None                 $1,520
               Division                   1991    $175,000         None           6,335

   (1) - Amounts in this column show the number of shares of the Company's common stock which may be purchased under stock options granted during the specified year. All such options were granted at exercise prices equal to the market value at the end of the day immediately preceding the date of grant.
   (2) - Consistent with applicable Securities and Exchange Commission rules, amounts reported in the "All Other Compensation" column do not include information for 1991.
   (3) - Includes the amount of the Company's 1993 contribution to the Employee Stock Ownership Plan Trust and forfeitures allocated to the named executive officer's account. $1,498 and 4 shares were allocated to Mr. West's account; $1,498 and 4 shares to Mr. Pratt's; $911 and 2 shares to Mr. Ballentine's; $896 and 2 shares to Mr. Holland's and $1,153 and 3 shares to Mr. Jarman's. In addition, to make up for federal tax law limitations on Company contributions to the ESOP on their behalf, Mr. Pratt's and Mr. West's deferred compensation plan accounts were credited with $166 and $538 respectively for 1993.

    _ Includes $228 for insurance premiums paid by the Company in 1993 with respect to term life insurance for each named executive officer.

    _ Includes the Company's 25% matching contribution for 1993 to the named executive officer's account in the Butler Employees' Savings Trust (a 401(k) plan). $2,249 was allocated to Mr. West's account, $2,193 to Mr. Ballentine's, and $1,013 to Mr. Holland's. The other executive officers were not participants in the plan.

                      AGGREGATED  OPTION/SAR EXERCISES AND
                     FISCAL YEAR-END OPTION/SAR VALUE TABLE

      The following table sets out the number of exercised and unexercised options and SARs and the value of all such in-the-money options and SARs held by the named executive officers at December 31, 1993.

                                                                                                   Value of  Unexercised
                                                                      Number of Unexercised             In-The-Money
                            Shares                                       Options and SARs             Options and SARs
               Name        Acquired         Value Realized (1)         at December 31, 1993       at December 31, 1993 (1)
                                        -------------------------------------------------------------------------------------
                          On Exercise    Aggregate     Annualized    Exercisable   Unexercisable  Exercisable   Unexercisable
                              (#)                         (2)
           ------------------------------------------------------------------------------------------------------------------
           R. H. West        1,846        $ 19,603         $ 2,178      218,066             0     $ 2,012,538             0

           D. H. Pratt      30,770       $ 394,996       $ 113,583       33,907        13,333       $ 351,054     $ 138,330

           R. Ballentine     3,620        $ 44,048         $ 4,405       19,337         3,333       $ 225,058      $ 34,580

           J. H. Holland     7,240        $ 88,896         $ 8,890       13,907         3,333       $ 149,056       $34,580

           R. S. Jarman      3,620        $ 50,206         $ 5,578       46,532         8,333       $ 531,674      $ 86,455

    (1) Reflects the amount by which the fair market value of Butler stock exceeded (in the case of exercised options and SARs) or exceeds (in the case of unexercised options and SARs) the option price. At December 31, 1993, the Company's stock price was $27.125.

    (2) Annualized over the period from grant to exercise.

                               PENSION PLAN TABLE

    The following table shows estimated annual benefits payable upon retirement at age 65 to salaried employees in the specified compensation and years of service classifications. Average compensation generally means income reported on Federal Income Tax withholding statements each year, including salary, bonus, and other annual compensation reflected in the Summary Compensation Table, but excluding relocation expenses, suggestion awards, and contributions the Company makes to provide benefits under other employee benefit plans.

    The average compensation is the employee's average compensation for the five consecutive calendar years in which compensation is the highest during the participant's entire completed calendar years of continuous employment. Benefits are calculated on the assumption that the benefits will be payable over the participant's lifetime and that no survivor benefits (which would reduce the benefit shown) are to be paid. The benefits shown in the table are subject to a deduction for the monthly income value of ESOP benefits. Average compensation and years of credited service for the individuals named in the compensation table at December 31, 1993 were: Mr. Ballentine, $142,919 and 19 years; Mr. Jarman, $203,775 and 19 years; Mr. Pratt, $262,798 and 29 years; Mr. Holland, $133,899 and 14 years; and Mr. West, $318,182  and 25 years.

                                                            ESTIMATED ANNUAL PENSION FOR
                                                            YEARS OF CREDITED SERVICE
                                                            -------------------------
AVERAGE COMPENSATION                           10                 20                 30                 40
- --------------------                           --                 --                 --                 --
  $ 115,000                                $ 17,800           $ 35,600           $ 53,500           $ 71,800
    150,000                                  23,600             47,200             70,800             95,000
    200,000                                  31,800             67,700             95,500            128,000
    250,000                                  40,100             80,200            120,300            161,000
    300,000                                  48,300             96,700            145,000            194,000
    350,000                                  56,600            113,200            169,800            227,000
    400,000                                  64,800            129,700            194,500            260,000

DEFERRED COMPENSATION PLAN

    The Company has an executive deferred compensation plan that allows a small number of senior executives (approximately 20) to defer up to 25% of their annual compensation and up to 100% of any incentive pay. The amount deferred is credited with interest at the end of each calendar year. Participants must defer their compensation until their retirement, termination of employment or a change in control of the Company (as defined) and may elect to take the balance of their deferred cash account at the end of the deferral period in a lump sum or in monthly payments. They must begin taking payments from their account no later than age 70. Messrs. Ballentine, Jarman, and West participated in this Plan in 1993.

CHANGE OF CONTROL EMPLOYMENT AGREEMENTS

    The Company has Change of Control Employment Agreements with seven executive officers, including Messrs Ballentine, Holland, Pratt and West. The Agreements provide that upon a change of control (as defined in the Agreements), the executive shall be entitled to receive until the third anniversary of the change in control a base salary, annual cash bonuses and other fringe benefits at the highest levels provided to the executive during certain periods immediately preceding the change in control. Upon a termination of the executive other than for cause, or upon the executive's resignation for good reason (as defined) or resignation during a thirty (30) day period following the first anniversary of the change of control, the executive is entitled to receive a lump sum cash payment consisting of (a) the executive's base salary through the date of termination, (b) a proportionate bonus based upon the executive's annual bonus for the last three fiscal years,
(c) three times the sum of the base salary plus bonus the executive is entitled to under the Agreement, (d) other accrued obligations, and (e) the difference between the actuarial equivalent of the retirement benefit the executive would receive if he remained employed for the Employment Period and the actuarial equivalent of the executive's actual retirement benefit. In addition, for the remainder of the Employment Period, the executive is entitled to continued employee welfare benefits, including life and family health insurance. If any payment to the executive, whether pursuant to the Agreement or otherwise would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then the executive shall be entitled to receive an additional payment equal to the excise tax and other taxes with respect thereto. The Agreements continue for a three year term with provision for automatic renewal. Benefits are provided subsequent to the expiration of the Agreement if a change of control occurs during the initial or any renewal term.

                               PERFORMANCE GRAPH

    The following line graph compares, for five years, beginning December 31, 1988, the yearly percentage change in the Company's cumulative total shareholder return with the CRSP (Center for Research in Security Prices) Total Return Index for the Nasdaq Stock Market (approximately 4000 stocks) and the Media General "Other Building Material Group" index (approximately 39 stocks). The graph assumes $100 invested at December 31, 1988 and reinvestment of dividends.

    The CRSP Nasdaq Stock Market index is a broad equity market index which includes the Company. The Media General Other Building Material Group index is an industry index published by Media General Financial Services which also includes the Company. This index is only generally related to the Company's markets. Two of the Company's direct competitors, NCI Building Systems, Inc. and United Dominion Industries, Ltd. whose Varco-Pruden division competes with the Company, are included, but American Buildings Company and CECO and Star Buildings, a division of Robertson-CECO Corporation are not as they are either privately held businesses or subsidiaries of more divesified businesses included in different industry groups. Conversely, the Media General index includes firms such as Armstrong World Industries, Inc., Owens Corning Fiberglas Corporation and Republic Gypsum Company whose products do not compete with the Company's.

  VALUE OF $100 INVESTMENTS ASSUMING REINVESTMENT OF DIVIDENDS AT END OF YEAR


                              [PERFORMANCE GRAPH]

                          BENEFICIAL  OWNERSHIP  TABLE

    The following table sets forth information regarding beneficial ownership of Butler common stock by all present directors and the named executive officers. The table reports ownership as of February 1, 1994. Except as indicated, no director or executive officer beneficially owns as much as one percent of all outstanding Butler common Stock. The table also sets forth the number of shares beneficially owned and the percentage of ownership of Butler common stock by all directors and executive officers as a group and by each person who was known by the Company to own beneficially as much as five percent of the total outstanding shares of Butler common stock as of February 1, 1994.

                                                                       AMOUNT AND NATURE     PERCENT OF
                                                                         OF BENEFICIAL      COMMON STOCK
         STOCKHOLDER                                                       OWNERSHIP           OWNED
         -----------                                                    --------------         -----

    Robert H. West (a) ................................................     222,781             4.3%
    Donald H. Pratt (b) ...............................................      52,423             1.0%
    Harold G. Bernthal ................................................       6,100
    Robert E. Cook ....................................................       6,000
    Robert L. Geddes...................................................         500
    Alan M. Hallene ...................................................       2,400
    C. L. William Haw .................................................       9,000
    George E. Powell, Jr...............................................      16,000
    Judith A. Rogala...................................................         900
    Richard O. Ballentine (c)..........................................      25,027
    John J. Holland (d)................................................      16,443
    Richard S. Jarman (e)..............................................      53,167

    All Directors and Executive Officers as a  Group of 21(f)               534,800            10.4%

    Trustee of Butler Manufacturing Company
      Employee Stock Ownership Plan Trust (ESOP) (g)........                815,384            15.8%

    Ryback Management Corporation (h)  .....................                379,494             8.0%

    FMR Corp. and Edward C. Johnson 3d(i)...................                604,400            12.7%

    For purposes of the table a person is deemed to be a beneficial owner of shares if the person has or shares the power to vote or dispose of them, or if the person has the right to acquire such power within sixty days through the exercise of a stock option or otherwise ("stock acquisition rights").

    Unless otherwise indicated in the footnotes below, each person had sole voting and investment power over the shares listed under "Amount and Nature of Beneficial Ownership" above. Percentage of ownership is calculated on the basis of 4,753,439 shares outstanding at February 1, 1994, plus the number of shares subject to stock acquisition rights for those persons and groups holding such rights. The stockholders disclaim beneficial ownership in the shares described in the footnotes as being "held by" or "held for the benefit of" other persons.

(a) Includes 207,206 shares subject to exercisable outstanding stock options, 5,741 shares allocated to Mr. West's account under the ESOP and 479 shares held by a member of Mr. West's family. Mr. West shares no voting and investment power with respect to the 479 shares.

(b) Includes 33,907 shares subject to exercisable outstanding stock options and 4,782 shares allocated to Mr. Pratt's account under the ESOP.

(c) Includes 19,337 shares subject to exercisable outstanding stock options, 2,941 shares allocated to Mr. Ballentine's account under the ESOP and 60 shares held by a member of Mr. Ballentine's family.
      Mr. Ballentine shares voting and investment power with respect to the 60 shares.

(d) Includes 13,907 shares subject to exercisable outstanding stock options and 2,312 shares allocated to Mr. Holland's account under the ESOP.

(e) Includes 46,532 shares subject to exercisable outstanding stock options and 3,308 shares allocated to Mr. Jarman's account under the ESOP.

(f) Includes 172,531 shares subject to exercisable outstanding stock options and 23,777 shares allocated to the accounts of officers under the ESOP.

(g) The shares are held for the benefit of Plan participants. The amount and percent do not include shares mentioned in the preceding footnotes which are allocated to the accounts of officers. Under the Plan, the trustee passes on to participants voting and permitted reinvestment decisions as to allocated shares.

(h)   Ryback Management Corporation is an investment advisor for Lindner
      Fund, Inc., Lindner Dividend Fund and Lindner Investment Series who hold the stock and who have shared voting and investment power with respect to all of the 379,494 shares. The address of Ryback Management Corporation is 7711 Corondelet Avenue, St. Louis, Missouri 63105.

(i) FMR Corp. is the owner of Fidelity Management Trust Company (a Bank that beneficially owns 449,200 shares of the Company's Common Stock for institutional accounts) and Fidelity Management Research Company [an investment advisor to several investment companies (the "Funds") which beneficially owns 155,200 shares]. FMR Corp. is controlled by the family of Edward C. Johnson 3d who owns 34% of FMR Corp. and is chairman of FMR Corp. FMR Corp. claims sole dispositive power with respect to 604,400 shares and sole voting power with respect to 461,500 shares. FMR Corp. claims that the Funds have the sole power to vote 142,900 of the 604,400 shares. Edward C. Johnson claims sole dispositive power with respect to 604,400 shares. The address of FMR Corp. is 82 Devonshire Street, Boston, Mass. 02109.

INDEPENDENT  PUBLIC  ACCOUNTANTS

    The Board of Directors has selected the firm of KPMG Peat Marwick as independent certified public accountants to audit the books, records and accounts of the Company for 1994. The selection was made upon the recommendation of the Audit Committee, which consists of Mr. Cook (chairman) and Messrs. Bernthal, Geddes and Hallene. KPMG Peat Marwick has audited the Company's books annually since 1952.

    Representatives of KPMG Peat Marwick will be present at the stockholders meeting. They will have the opportunity to make a statement and will be available to respond to appropriate questions.

PROXY  SOLICITATIONS

    The cost of soliciting proxies will be borne by the Company. The Company will reimburse brokers, banks or other persons for reasonable expenses in sending proxy material to beneficial owners. Proxies may be solicited through the mail and through telephonic or telegraphic communications to, or by meetings with, stockholders or their representatives by present and former directors, officers and other employees of the Company who will receive no additional compensation therefor.

    Stockholders who intend to present proposals for inclusion in the Company's proxy statement for the next annual meeting of stockholders on April 18, 1995, must forward them to the Company at BMA Tower (P.O. Box 419917), Penn Valley Park, Kansas City, Missouri 64141-0917, Attention: Secretary, so that they are received not earlier than January 19, 1995 or later than February 8, 1995.


                                          By the Order of the Board of Directors

March 9, 1994                             Richard O. Ballentine, Secretary

                                    APPENDIX


               Photographs of Director nominees appear on page 3
                   and incumbent Directors on pages 4 and 5.

                                     [LOGO]


                       BUTLER MANUFACTURING COMPANY                    PROXY
               P.O. BOX 419917, KANSAS CITY, MISSOURI 64141-0917
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned appoints Donald H. Pratt, George E. Powell, Jr. and Robert H. West, or any of them, each with full power to appoint his substitute, proxies to vote, in the manner specified below, all of the shares of common stock of Butler Manufacturing Company, held by the undersigned at the Annual Meeting of Stockholders to be held on April 19, 1994 or at any adjournment thereof.

1. Election of three Class B Directors - Nominees: ROBERT E. COOK, JUDITH A. ROGALA, ROBERT J. REINTJES, SR.


    [ ]  FOR all Nominees.         [ ]  AUTHORITY WITHHELD from all Nominees.

    [ ]  FOR all nominees, except vote withheld for the following
         Nominee(s):_________________________________________________________


2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.


             BE SURE TO SIGN AND DATE THE REVERSE SIDE OF THIS CARD






                   (See reverse side for matters to be voted on)

The undersigned has received the Company's Annual Report for 1993 and its Proxy Statement. This Proxy is revocable and it shall not be voted if the undersigned is present and voting in person. IF NO DIRECTION IS GIVEN WHEN THE DULY EXECUTED PROXY IS RETURNED, THE SHARES WILL BE VOTED "FOR" ALL NOMINEES.



                                     ___________________________________________
                                                Stockholder's Signature


                                     ___________________________________________
                                                Stockholder's Signature


                                     Dated______________________________________

                                       (Please sign exactly as your name(s)
                                       appear.  All joint owners must sign;
                                       executors, trustees, custodians, etc.
                                       should indicate the capacity in which
                                       they are signing.)  PLEASE RETURN THE
                                       PROXY PROMPTLY IN THE ACCOMPANYING
                                       ENVELOPE.

                                     [LOGO]


                                INSTRUCTION CARD
INSTRUCTIONS TO:   Boatmen's Trust Company of Kansas City, Trustee of the
                   Butler Manufacturing Company Employee Stock Ownership
                   Plan Trust, for voting at the Annual Meeting of Stockholders of Butler Manufacturing Company on April 19, 1994.

Please vote the shares held by you for my account as specified below.

1. Election of three Class B Directors - Nominees: ROBERT E. COOK, JUDITH A. ROGALA, ROBERT J. REINTJES, SR.


    [ ]    FOR all Nominees.          [ ]  AUTHORITY WITHHELD from all Nominees.

    [ ] FOR all nominees, except vote withheld for the following Nominee(s): ____________________________________________


2. In your discretion, you are authorized to vote upon such other business as may properly come before the meeting.


             BE SURE TO SIGN AND DATE THE REVERSE SIDE OF THIS CARD






                 (See reverse side for matters to be voted on)
The undersigned has received the Company's Annual Report for 1993 and its Proxy Statement. IF NO DIRECTION IS GIVEN WHEN THE DULY EXECUTED INSTRUCTION CARD IS RETURNED, THE SHARES WILL BE VOTED ON EACH BALLOT ITEM IN THE SAME PROPORTION AS THE TRUSTEE HAS BEEN INSTRUCTED TO VOTE BY PARTICIPANTS GIVING VALID INSTRUCTIONS.


                                     ___________________________________________
                                                Participant's Signature


                                     ___________________________________________
                                                         Date


                                     (Please complete, date and sign exactly
                                     as your name appears.  RETURN CARD
                                     PROMPTLY IN ACCOMPANYING ENVELOPE.)

   [LOGO]        BOATMEN'S                                    10th and Baltimore
                 TRUST COMPANY                            Post Office Box 419038
                                                     Kansas City, Missouri 64183


      March 9, 1994



TO:   Participants

      BUTLER MANUFACTURING COMPANY
      EMPLOYEE STOCK OWNERSHIP PLAN TRUST (ESOP)

The shares shown on the enclosed instruction card are credited to your stock account in the above Plan as of December 31, 1993. In accordance with the terms of the Plan, each participant has the right to instruct the Trustee, Boatmen's Trust Company of Kansas City, how these shares shall be voted. To assist in that process, an Annual Report to Stockholders for 1993 and a proxy statement for the meeting are either enclosed with this letter or have been mailed to you as a Stockholder.

PLEASE USE THE ENCLOSED INSTRUCTION CARD TO INSTRUCT THE TRUSTEE HOW TO VOTE.

Please put your instruction card in the white envelope enclosed for your convenience and deposit it in the place provided by your Human Resources Department for transmittal to the Trustee. Your instruction card will be furnished to the Trustee with the instructions of other participants. If you prefer, you may mail your card directly to the Trustee in the enclosed envelope. In any event, your voting instructions to the Trustee shall be kept confidential and shall not be communicated to the Company or any director, officer or employee of the Company or any affiliated company. If the card is returned signed without direction or no card is received, the shares will be voted in the same proportion as the Trustee has been instructed to vote by participants giving valid instructions.

We suggest that you mail the instructions by March 30, 1994, to allow the Trustee time to vote the shares according to your instructions.

The Company invites you to attend the Annual Meeting of Stockholders which will be held in Kansas City, Missouri, at Atkins Auditorium, Nelson-Atkins Museum of Art, 4525 Oak Street on April 19, 1994, at 10:00 a.m.

                       Cordially yours,

                       BUTLER MANUFACTURING COMPANY
                       EMPLOYEE STOCK OWNERSHIP PLAN TRUST (ESOP)

                       Boatmen's Trust Company of Kansas City, Trustee

Enclosures